Exhibit 99.1

NeoGenomics to Acquire Inivata - Combining Best-In-Class Liquid Biopsy
Technology with Leading Community Oncology Platform
–Establishes NeoGenomics as a technology leader in the minimal residual disease (MRD) testing market
–NeoGenomics exercises option struck in May 2020 to purchase remaining equity stake for $390 million
–Completes $200 million strategic financing with leading oncology-focused specialist investors

Ft. Myers, Florida – May 5, 2021 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services and global oncology contract research services, announced today that it has agreed to acquire Inivata Ltd, a global, commercial stage liquid biopsy platform company headquartered in Cambridge, England. The acquisition follows a $25 million minority equity investment by NeoGenomics in Inivata in May 2020, at which time NeoGenomics was granted a fixed price option to purchase the remainder of Inivata for $390 million prior to December 31, 2021. The cash purchase price will be funded with balance sheet cash and through a private placement of equity, with the expected gross proceeds of $200 million, led by a group of institutional investors consisting of legacy Inivata shareholders, existing NeoGenomics investors, and a number of leading oncology-focused specialist investors. The acquisition is subject to satisfaction of certain customary closing conditions and is expected to close concurrently with the private placement in June 2021.
“NeoGenomics has spent the better part of the last year working in partnership with the exceptional team of professionals at Inivata while conducting confirmatory due diligence on the business and its world-leading liquid biopsy platform technology. We are exercising our option to purchase Inivata eight months ahead of plan at what we believe is an attractive value in today’s M&A marketplace for liquid biopsy companies” said Mark Mallon, Chief Executive Officer of NeoGenomics. “We are delighted to welcome Inivata’s world class team of liquid biopsy experts and talented employees to NeoGenomics.”
“By leveraging our combined resources, we expect to accelerate the development of our promising RaDaR minimal residual disease (MRD) assay and accelerate commercialization efforts with biopharma before driving a successful launch into the clinical setting” said Clive Morris, Chief Executive Officer of Inivata. “Our two organizations are culturally aligned and highly complementary in capabilities and we are excited to combine with NeoGenomics.”
Inivata will become a liquid biopsy focused division alongside NeoGenomics’ growing clinical, pharma and informatics divisions. Current Inivata Chief Executive Officer, Clive Morris, will become the President of Inivata and will report to Mark Mallon, Chief Executive Officer of NeoGenomics.
“NeoGenomics has a long history of successful market share gains by serving as a trusted diagnostic testing partner for oncologists, pathologists, and biopharma.” added Douglas M. VanOort, Executive Chairman of NeoGenomics. “Excellent service and a comprehensive menu have been important drivers of success, in addition to our ability to successfully innovate with the rapidly evolving oncology diagnostics landscape. The addition of Inivata’s world class liquid biopsy technology platform further broadens our comprehensive portfolio of oncology testing solutions for the marketplace.”
“Testing for minimal residual disease has the potential to revolutionize oncology care and benefit millions of patients as they manage through their cancer journey, and we are excited about Inivata’s best-in-class technology for minimal residual disease.” continued VanOort. “Combining Inivata’s compelling technology with our reach into the clinical oncology channel and our ability to build on our existing relationships with biopharma is a winning strategy. Today’s announcement is an important next step towards our goal of becoming the world’s leading cancer testing and information company.”

Strategic Merit

•Accelerates NeoGenomics long term growth rate with an increasing adoption of liquid biopsy for therapy selection and MRD in the community setting over time
•Expands market opportunity for NeoGenomics as a technology leader in the minimal residual disease market estimated to have a total addressable market in excess of $15 Billion
•To complement our current field force, NeoGenomics will invest in a specialized NGS salesforce that will accelerate the uptake of InVisionFirst – Lung and RaDaR when it becomes commercially available. This will be in addition to Inivata’s existing commercial partnership with Agendia who will offer RaDaR to breast cancer specialists in oncology
•NeoGenomics will be able to leverage our existing BioPharma sales force of 15 people and offer RaDaR to over 150 existing customers including all 25 of the top 25 BioPharma companies around the world

Transaction Advisors
Goldman Sachs & Co. LLC is serving as exclusive financial advisor and Ropes & Gray LLP is serving as legal advisor to NeoGenomics. Perella Weinberg Partners is serving as exclusive financial advisor and K&L Gates LLP is serving as legal advisor to Inivata.
Private Placement Details
NeoGenomics has entered into a definitive agreement for the sale of shares of its common stock in a private placement to a group of institutional accredited investors including Avidity Partners, Blue Water Life Science Advisors, Casdin Capital, Driehaus Capital Management, Farallon Capital Management, The Federated Hermes Kaufmann Funds, First Light Asset Management, Janus Henderson Investors, Pura Vida Investments, RS Investments, RTW Investments, LP, Soleus Capital and Woodline Partners LP. The agreement provides for the sale of an aggregate of 4.4 million shares of NeoGenomics’ common stock at a price of $45.00 per share. The gross proceeds are expected to be $200 million, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. NeoGenomics intends to use the net proceeds from the offering to help fund the acquisition of Inivata and for general corporate purposes. The private placement is expected to close concurrently with the acquisition in June 2021, once all of the customary closing conditions have been satisfied.
Cowen acted as sole placement agent in this transaction.
The securities are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the Securities and Exchange Commission, for purposes of registering the resale of the shares of common stock issued in connection with the offering.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.
Conference Call Information
The Company has scheduled a webcast and conference call to discuss their first quarter results on Wednesday, May 5, 2021 at 8:30 AM EDT. Interested investors should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM EDT on May 19, 2021, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 40601. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the web-cast will be available until 08:30 AM EDT on May 5, 2022.
About Inivata, Ltd.
Inivata is a leader in liquid biopsy. Its InVision® platform unlocks essential genomic information from a simple blood draw to guide and personalize cancer treatment, monitor response and detect relapse. Inivata’s technology is based on pioneering research from the Cancer Research UK Cambridge Institute, University of Cambridge.

Its lead product, InVisionFirst®-Lung is commercially available internationally and through NeoGenomics in the US. It offers competitive sensitivity and turnaround, providing molecular insights that enable clinicians to make more informed treatment decisions for advanced NSCLC patients. Inivata has also launched the personalized RaDaR® assay – allowing the highly sensitive detection of residual disease and recurrence – which has been granted Breakthrough Device Designation by the US FDA. The Company has a CLIA certified, CAP accredited laboratory in Research Triangle Park, NC and R&D laboratories in Cambridge, UK.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to ensure the data we maintain is secured at all times.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.
Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company's ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions, including the Inivata acquisition, and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2021. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company's practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.
Forward-looking statements represent the Company's estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
Doug Brown
Chief Strategy and Corporate Development Officer
T: 239.768.0600 x2539
M: 704.236.2064
doug.brown@neogenomics.com

Charlie Eidson
Manager of Investor Relations and Manager of Strategy and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816

charlie.eidson@neogenomics.com